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                                                                      EXHIBIT 14


           DIAGRAM AND LISTING OF ALL PERSONS DIRECTLY OR INDIRECTLY
        CONTROLLED BY OR UNDER COMMON CONTROL WITH ANCHOR NATIONAL LIFE
                 INSURANCE COMPANY, THE DEPOSITOR OF REGISTRANT

        For a complete listing and diagram of all persons directly or indirectly controlled by or under common control with Anchor National Life Insurance Company, the Depositor of Registrant, see Exhibit 14 of the Initial Registration Statement to this Registration Statement, which is incorporated herein by reference. As of January 4, 1999, Anchor National became an indirect wholly-owned subsidiary of American International Group, Inc. ("AIG"). An organizational chart for AIG can be found in Form 10-K, SEC file number 001-08787 filed March 31, 1999.